UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 31, 2018
(Date of earliest event reported)

Royale Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-55912	81-4596368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Cordell Court, Suite 210
El Cajon, California 92020
(Address of principal executive offices) (Zip Code)

(619) 383-6600
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.          ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 31, 2018, Rod Eson resigned as Chief Executive Officer of Royale Energy, Inc. (the “Company”) effective as of that date. Mr. Eson will remain on the Board of Directors of the Company (the “Board”) until the next annual meeting of shareholders at which directors are elected.

In connection with Mr. Eson’s resignation, on December 31, 2018, the Board appointed Johnny Jordan, the current President and Chief Operating Officer of the Company, to serve as Chief Executive Officer of the Company effective December 31, 2018. Mr. Jordan will remain the President and Chief Operating Officer of the Company.  A copy of the press release issued by the Company announcing Mr. Jordan's appointment as Chief Executive Officer is attached to this Current Report as Exhibit 5.1.

Mr. Jordan will continue to be compensated in accordance with his employment agreement with the Company dated October 10, 2018 and effective March 1, 2018, a copy of which was attached as Exhibit 10.2 to the Company’s Form S-8 filed October 29, 2018. Pursuant to the terms of his employment agreement, Mr. Jordan’s base salary is $250,000 per year, subject to adjustment as set forth therein. Mr. Jordan will not receive any additional compensation in his capacity as Chief Executive Officer.

Mr. Jordan, age 58, was appointed to the Board in January 2018. He is a petroleum engineer with expertise in acquisitions, field economics and reserves analysis, bank negotiations, reservoir and field operations, and multi-team interaction. Mr. Jordan serves on the Board of Directors of Matrix. Mr. Jordan has been active in the oil and gas industry since 1980 beginning as a floor hand on a well service rig. He has held various staff and supervisory positions for Exxon, Mack Energy, EOG, and Venoco Corporation. He was the team leader of a multi-discipline team that added 455 BCF and 79 MMCFD through acquisitions (71 BCF) and field development (365 wells) in the Val Verde Basin in West Texas. Mr. Jordan has managed acquisition evaluations in many of the oil and gas producing basins in the US. He has coordinated field development for various recovery mechanisms that include waterflood, tertiary flood, water drive oil and gas reservoirs, and pressure depletion fields with gas cap expansion or gravity drainage. Mr. Jordan received a B.S. in Chemical Engineering from the University of Oklahoma in 1983 and is currently a member of the Society of Petroleum Engineers and the American Petroleum Institute.

There are no family relationships between Mr. Jordan and any director or executive officer of the Company, and Mr. Jordan does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

5.1	Press Release dated January 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: January 7, 2019	By:	/s/ Stephen M. Hosmer
	Name:	Stephen M. Hosmer, Chief Financial Officer

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